Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 2005, relating to the financial statements of Cohen & Steers, Inc. appearing in the Annual Report on Form 10-K of Cohen & Steers, Inc. for the year ended December 31, 2004, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

New York, New York

November 16, 2005